CARRIEREQ, INC.

AMENDMENT 2019-1 TO CARRIEREQ, INC. 2016 EQUITY INCENTIVE PLAN

WHEREAS, CarrierEQ, Inc. (the "Company") maintains the CarrierEQ, Inc. 2016 Equity Incentive Plan (the "Plan"); and

WHEREAS, the Board of Directors of the Company and, with respect to amendment #1 below, the Board of Directors and requisite stockholders of the Company, have previously approved the amendments of the Plan as set forth herein.

NOW, THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

1. Effective June 19, 2019, the Plan is hereby amended to increase the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards to 2,834,837.

2. Effective October 4, 2019, Section 9(d) of the Plan is hereby deleted in its entirety and replaced with the following:

> "Unless otherwise provided to the contrary in an Award Agreement, in the event of a Change in Control, the vesting of all then-outstanding Stock Awards shall automatically accelerate, and such Stock Awards shall become fully exercisable."

3. Except as set forth herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, to record the adoption of this Amendment 2019-1 to the Plan, the Company has caused the execution of this instrument as of the Effective Date.

CARRIEREQ, INC.

DocuSigned by:

By: ______________________
A3F2DF88B0F6422...
Victor Santos, CEO